                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                DAVENPORT COMPANY

                                    ARTICLE I
                                      NAME

         The name of this Corporation is Davenport Company.


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent is The Corporation Trust Company.


                                   ARTICLE III
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be now or hereafter organized under the General Corporation Law of Delaware.


                                   ARTICLE IV
                                 CAPITALIZATION

         The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is FIFTY-FIVE MILLION (55,000,000) shares of par value stock; FIVE MILLION (5,000,000) shares of $0.01 (One Cent) par value to be preferred shares and FIFTY MILLION (50,000,000) shares of $0.001 (One-Tenth Cent) par value to be common shares. All or any part of the shares of the preferred or common stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of

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Directors, as provided by law, with due regard to the interest of the existing shareholders; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and non-assessable.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each such series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;


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                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) Any other relative rights, preferences and limitations of that series.


                                    ARTICLE V
                                  INCORPORATOR

         The name and mailing address of the incorporator is as follows:

              Name                                     Address
     -------------------                   -------------------------------
     Richard J. Lawrence                      175 South West Temple
                                              Suite 700
                                              Salt Lake City, Utah  84101


                                    ARTICLE VI
                                     DIRECTOR

         The names and mailing address of the person who is to serve as the director until the first annual meeting of the stockholder or until his successor is elected and qualified is as follows:

              Name                                     Address
     -------------------                   -------------------------------
     Paul S. Rogers                          440 East 400 South
                                             Suite 300
                                             Salt Lake City, Utah 84111


                                   ARTICLE VII
                               NUMBER OF DIRECTORS

         The number of directors constituting the Board of Directors shall be that number as shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to take, alter and repeal the bylaws of the Corporation, subject


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to such restrictions upon such powers as may be imposed by the stockholders in any bylaws adopted by them from time to time.

                                  ARTICLE VIII
                        LIMITATION ON DIRECTORS LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeals or modifications of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE IX
                                 INDEMNIFICATION

                  (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or it threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with


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respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall including the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter as "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter an "undertaking").


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

                  (b) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (a) of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

                  (c) NON-EXCLUSIVITY OF RIGHTS. The rights of indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other rights


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which any person may have or hereafter acquire under any statute, this
Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant right to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.


                                    ARTICLE X
                                    CONTRACTS

         No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that a Director or officer of this Corporation is interested in or is a Director or officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this Corporation or in which this Corporation is interested; and no contract or other transaction of this Corporation with any person, firm or corporation shall be affected by the fact that any Director of this Corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or Corporation, and every person who may become a Director of this Corporation is hereby relieved from liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith.


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

                                   ARTICLE XI
                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

         I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly, have hereunto set my hand and seal this 31st day of May, 1988.



                                         /s/ Richard J. Lawrence
                                         ---------------------------------------
                                         RICHARD J. LAWRENCE




STATE OF UTAH          )
                       ) SS.
COUNTY OF SALT LAKE    )

         On the 31st day of May, 1988, before me personally came Richard J. Lawrence, the person who signed the foregoing certificate of incorporation, known to me personally to be such, and acknowledged to me that the said certificate is his act and deed and that the facts stated therein are true.

                                         /s/ Chantel Cable
                                         ---------------------------------------
                                         NOTARY PUBLIC
                                         Residing at:  North Salt Lake, Utah
                                                     ---------------------------

[SEAL]



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                                DAVENPORT COMPANY

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         Davenport Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         First: That the Board of Directors of said Corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

         RESOLVED that the Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said Article shall be and read as follows:

                                   ARTICLE IV
                                 CAPITALIZATION

                           The total number of shares of all classes of capital
                  stock which this Corporation shall have authority to issue is THIRTY-FIVE MILLION (35,000,000) shares of par value stock; FIVE MILLION (5,000,000) shares of $0.01 (One Cent) par value to be preferred shares and THIRTY MILLION (30,000,000) shares of $0.0005 (One Twentieth Cent) par value to be common shares. Upon amendment of this Article as herein stated, each outstanding share of common stock of the par value of $0.001 is split up and converted into two shares of common stock of the par value of $0.0005. All or any part of the shares of the preferred or common stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and non-assessable.

                           The Board of Directors is authorized, subject to
                  limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                           The authority of the Board with respect to each such
                  series shall including, but not be limited to, determination of the following:

                           (a) The number of shares constituting that series and
                  the distinctive designation of that series;

                           (b) The dividend rate, if any, on the shares of that
                  series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (c) Whether that series shall have voting rights, in
                  addition to the voting rights provided rights provided by law, and, if so, the terms of such voting rights;

                           (d) Whether the series shall have conversion
                  privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (e) Whether or not the shares of that series shall be
                  redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (f) Whether that series shall have a sinking fund for
                  the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (g) The rights of the shares of that series in the
                  event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                           (h) Any other relative rights, preferences and
                  limitations of that series.

         Second: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the


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General Corporation Law of the State of Delaware, and said written consent was filed with the Corporation.

         Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of Title 8 of the Delaware Code of 1953.

         IN WITNESS WHEREOF, Davenport Company has caused its corporate seal to be affixed hereto, and this Certificate to be signed by Paul S. Rogers, its president and Harold L. Ricks, its secretary, this 30th day of April, 1989.


                                     DAVENPORT COMPANY


                                     By: /s/ Paul S. Rogers
                                         ----------------------------------
                                         Paul S. Rogers, President


                                     By: /s/ Harold L. Ricks
                                         ----------------------------------
                                         Harold L. Ricks, Secretary



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


                       CERTIFICATE OF OWNERSHIP AND MERGER

         On June 20, 1989, the Board of Directors of the surviving corporation, Davenport Company, a Delaware corporation ("Davenport"), passed a resolution calling for Davenport's wholly-owned subsidiary, Heartsoft, Inc., a Delaware corporation, to be merged into Davenport. A true and correct copy of said resolution is attached hereto as Exhibit "A" and incorporated herein by this reference. One hundred percent (100%) of the outstanding capital stock of Heartsoft, Inc. is owned by Davenport.

         As of the effective date of this Certificate of Ownership and Merger, the name of Davenport Company shall be changed and shall become Heartsoft, Inc.

         IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of Davenport Company and attested by officers thereunto duly authorized.

                                     DAVENPORT COMPANY,
                                     a Delaware corporation


                                     By: /s/ Jimmy L. Butler
                                         ---------------------------------------
                                         Jimmy L. Butler, Jr., President

ATTEST:

/s/ Benjamin P. Shell
---------------------------------------
Benjamin P. Shell, Jr., Secretary

                                UNANIMOUS CONSENT
                                     OF THE
                              BOARD OF DIRECTORS OF
                                DAVENPORT COMPANY
                          IN LIEU OF A SPECIAL MEETING


         The undersigned, being all of the directors of Davenport Company, a Delaware corporation, and pursuant to the provisions of the Delaware Corporation Law, Section 141(f), hereby consent to the adoption of and hereby unanimously adopt the following resolutions on behalf of the Corporation.

         WHEREAS, Heartsoft, Inc., a Delaware corporation, is a wholly-owned subsidiary of this Corporation.

         WHEREAS, it is deemed to be in the best interest of this Corporation to merge Heartsoft, Inc. into this Corporation;

         NOW, THEREFORE, BE IT RESOLVED, that Heartsoft, Inc. shall be merged into this Corporation.

         FURTHER RESOLVED, that the officers of this Corporation are herby authorized to take any and all actions necessary or desirable in order to effectuate said merger, including but not limited to the execution of the Certificate of Ownership and Merger, filing the Certificate of Ownershp and Merger, together with necessary filing fees with the State of Delaware, and the payment of all franchise taxes past and present which may be due to the State of Delaware in bhalf of Heartsoft, Inc.;

         FURTHER RESOLVED, that the name of this Corporation shall be changed to Heartsoft, Inc.; and

         FURTHER RESOLVED, that in accordance with Delaware Corporation Law
Section 253(b), the offices of this Corporation shall cause that the name of this Corporation shall be changed to Heartsoft, Inc. by inserting the name change into the Certificate of Ownership and Merger to be filed with the Delaware Secretary of State.

         Dated: June 20, 1989.

                                         /s/ Jimmy L. Butler
                                         ---------------------------------------
                                         Jimmy L. Butler, Jr.

                                         /s/ Benjamin P. Shell
                                         ---------------------------------------
                                         Benjamin P. Shell, Jr.